Participating Funds
 	U S  Registered
Funds  Name of Fund
Aladdin Ticker
BlackRock New Jersey
Municipal Bond Trust  BLJ
BlackRock New Jersey
Municipal Income Trust  BNJ
BlackRock New Jersey
Municipal Bond Fund
BR NJMUNI
BlackRock MuniYield
New Jersey Quality Fund
Inc   MJI
BlackRock MuniHoldings
New Jersey Quality Fund
Inc   MUJ
BlackRock MuniYield
New Jersey Fund  Inc   MYJ
The BlackRock NJ Investment
 Quality Municipal Trust  RNJ
BlackRock Intermediate
Municipal Fund  BR INTMUNI
BlackRock Muni Intermediate
 Duration Fund  Inc   MUI
The Offering
Key Characteristics
Complete ALL Fields
Date of
Offering Commencement
05 04 2011
Security Type
MUNICIPAL

Issuer
New Jersey Transportation
Trust Fund Authority
Selling Underwriter
J P  MORGAN SECURITIES LLC
Affiliated Underwriter s
1 PNC
0 Other
List of Underwriter s
J P  Morgan Securities
LLC  Bank of America
Merrill Lynch
Barclays Capital
Goldman  Sachs   Co
Citigroup Global
Markets Inc  Drexel
Hamilton  LLC  Jefferies
Company  Inc
Lebenthal   Company LLC
Loop Capital Markets  PNC
Capital Markets  Ramirez
   Co   Inc
 RBC Capital Markets
Roosevelt   Cross  Inc
Transaction Details
Date of Purchase
05 04 2011

Purchase Price Share
 per share     of par
 105 811
    103 157
Total Commission
Spread or Profit
0 4683011

1 	Aggregate
Principal Amount Purchased
a+b
21 485 000
a 	US Registered Funds
 Appendix attached with
individual Fund Client
purchase
21 485 000
b 	Other BlackRock
Clients
0

2 	Aggregate Principal
Amount of Offering
600 000 000
Fund Ratio
 Divide Sum of  1 by  2
Must be less than 0 25
 unless securities are
Government Securities
0 03580



Legal Requirements
Offering Type  check ONE
The securities fall into
one of the following
transaction types
see Definitions
0	U S  Registered
Public Offering	 Issuer
must have
3 years of continuous operations
0	Eligible Rule
144A Offering
	 Issuer must have 3 years
 of continuous operations
1	Eligible Municipal Securities
 Issuer must have 3 years of
 continuous operations
0	Eligible Foreign Offering
	 Issuer must have 3 years
of continuous operations
0	Government Securities Offering
Timing and Price  check ONE or BOTH
1	The securities were
purchased before the end of
the first day on which any sales were
made  at a price that was not
more than the price paid by
each other purchaser of
securities in that offering or
 in any concurrent offering of
the securities  and
0	If the securities are
offered for subscription upon
exercise of rights  the
securities were
purchased on or before the
fourth day before the day on
which the rights offering
terminated
Firm Commitment Offering
check ONE
1  YES
0  NO
The securities were offered
pursuant to an underwriting
or similar agreement
under which the underwriters
were committed to purchase all
of the securities
being offered  except those
purchased by others pursuant
to a rights offering  if
the underwriters purchased
any of the securities
No Benefit to Affiliated
Underwriter  check ONE
1  YES
0  NO
No affiliated underwriter
was a direct or indirect
participant in  or
benefited directly
or indirectly from
the transaction



Completed by
Abhishek Ancha
teven DeLaura
Date
06 17 2011

Global Syndicate
Team Member




Approved by
Odette Rajwan
Date
06 24 2011

Senior Global
Syndicate Team
Member








Definitions
Term
Definition
Fund Ratio
Number appearing
at the bottom of
page 1 of 2 of the
Rule 10f 3 Report form
   It is the sum of the Funds
participation in the
offering divided by
the total amount
of the offering
Eligible Foreign Offering
The securities are sold
in a public offering conducted
under the laws of a
country other than the United
States and
 a 	the offering is
subject to regulation in
such country
by a  foreign financial
regulatory authority   as
defined in Section 2 a
50  of the Investment
Company Act of 1940
 b 	the securities
were offered at a fixed
price to all
purchasers in the offering
  except for any rights to
purchase securities that
are required by law to be
granted to existing security
 holders of the issuer
 c 	financial statements
  prepared and audited as
required or permitted by
 the appropriate foreign
financial regulatory
authority in such country  for
the two years prior to
the offering  were made
available to the public
and prospective purchasers
in connection with the
offering  and
 d 	if the issuer
is a  domestic issuer   i e
other than a
foreign government  a
national of any foreign
country  or a corporation
 or other organization
incorporated or organized
under the laws of any
foreign country  it  1
has a class of securities
registered pursuant to
section 12 b  or 12 g  of the
Securities Exchange Act
 of 1934 or is required to
file reports pursuant to
section 15 d  of that act
and  2  has filed all the
material required to be filed
pursuant to section 13 a
 or 15 d  of that act for a
period of at least 12 months
 immediately preceding
the sale of securities
or for such shorter period
that the issuer was required
 to file such material
Eligible Municipal Securities
The securities are direct
obligations of  or obligations
guaranteed as to principal
or interest by  a State or any
political subdivision
thereof  or any agency or
instrumentality of a State
or any political subdivision
thereof  or any municipal
corporate instrumentality of
one or more States  or
any security which is an
industrial development bond
 as defined in section
103 c  2  of Title 26
the interest on which
is excludable
from gross income under
certain provisions of the
Internal Revenue Code
 a 	with respect to
ratings  the securities
 1 	have received an
investment grade rating
from at least one
nationally recognized
statistical rating
organization   NRSRO    or
 2 	have received
one of the three highest
ratings from an NRSRO
if the issuer of the
municipal securities
or the entity supplying
the revenue or other
payments from which
the issue is to be paid
 has been in
continuous operation for
 less than three
years  including the
operation of any
predecessors
 b  The purchases of
municipal securities
 if any  were
not designated as group
sales or otherwise
allocated to the account
 of any prohibited seller
 i e   an affiliated
underwriter
Eligible Rule 144A Offering
The securities are sold in
 an offering where
 a 	the securities
are offered or sold
in transactions
exempt from registration
under Section 4 2  of the
Securities Act of 1933
Rule 144A thereunder  or
Rules 501 508 thereunder
 b 	the securities
were sold to persons
 that the seller
and any person acting
on behalf of the seller
reasonably believe to
include qualified institutional
buyers  as defined in
Rule 144A   QIBs    and
 c 	the seller and
any person acting
on behalf of the
seller reasonably believe
 that the securities are
eligible for resale to
other QIBs pursuant to Rule
144A
Government Securities Offering
The security is issued or
 guaranteed as to principal or
interest by the United States
  or by a person controlled
or supervised by and acting
 as an instrumentality of the
Government of the United
States pursuant to authority
granted by the Congress
of the United States  or any
certificate of deposit
for any of the foregoing
U S  Registered Public
Offering
The securities offered
are registered under the
Securities Act of 1933
that are being offered to the
public

Rule 10f 3 Report
 Definitions








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